UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 6, 2008 (July 31, 2008)
PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON	000-30269	91-1761992
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
8100 SW Nyberg Road
Tualatin, Oregon 97062
(503) 454-1750
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PIXELWORKS INC. AND SUBSIDIARIES
Item 8.01 Other Events.
      On August 6, 2008, Pixelworks, Inc. (“Pixelworks” or the “Company”) announced that it had repurchased approximately $15,0000,000 of aggregate principal amount of its outstanding 1.75% convertible subordinated debentures in a combination of open market and private transactions. The purchase price ranged from 70 to 71 percent of face value.
      The Company also announced that on July 31, 2008, the Company’s Board of Directors approved an extension to the Company’s existing share repurchase program for an additional twelve months, through September 2009. As of June 30, 2008, the Company had approximately $4.4 million remaining under the program, which may be used to repurchase shares under the extended program. The program does not obligate the Company to acquire any particular amount of common stock and may be modified or suspended at any time at the Company’s discretion. Share repurchases under the program may be made through open market or privately negotiated transactions at the Company’s discretion, subject to market conditions and other factors.
      The press release issued August 6, 2008 to announce the bond repurchase and extension of the share repurchase program is furnished herewith as Exhibit 99.1 to this Report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated August 6, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PIXELWORKS, INC. (Registrant)
	By:	/s/ Steven L. Moore
Date: August 6, 2008		Steven L. Moore
Vice President, Chief Financial Officer, Secretary and Treasurer